Exhibit 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)
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                                                              For the three months                     For the nine months
                                                                     ended                                    ended
                                                                    June 30                                  June 30
                                                        -------------------------------------- ------------------------------------
                                                            1997               1996                 1997                 1996
                                                            ----               ----                 ----                 ----

Net income                                                  $407,119            $122,900             $588,541              $31,182
----------                                                  ========            ========             ========              =======

Primary earnings per share
   Adjusted net income under treasury
    stock method (reduced interest
    expense, net of tax)                                    $439,565            $135,434             $678,763              $46,597
                                                            ========            ========             ========              =======
  Shares:
   Weighted average number of
    common shares outstanding                              6,685,049           6,667,304            6,683,269            5,477,580
   Shares issuable for the assumed
    exercise of options and warrants which
    are in excess of the number of shares
    possible of repurchase  using the
    proceeds from the exercise of such
    options and warrants, at the
    average market price (treasury stock
    method)                                                2,550,486           2,495,186            2,552,266            1,028,286
                                                           ---------           ---------            ---------            ---------
   Weighted average number of
    common and common equivalent
    shares                                                 9,235,535           9,162,490            9,235,535            6,505,866
                                                           =========           =========            =========            =========
            Primary earnings per share                      $.05                 $.01                 $.07                 $.01
            --------------------------                      ====                 ====                 ====                 ====

Fully diluted earnings per share
--------------------------------
   Adjusted net income under treasury
    stock method (reduced interest
    expense, net of tax)                                    $427,663           $122,900              $642,830              $31,182
                                                            ========           =========             ========              =======
 Shares:
   Weighted average number of common
    shares outstanding                                     6,685,049          6,667,304             6,683,269            5,477,580
   Shares issuable for the assumed
    exercise of options and warrants which
    are in excess of the number of
    shares possible of repurchase using
    the proceeds from the exercise of
    such options and warrants, at the
    closing market price (treasury stock
    method)                                               2,550,486           2,624,806             2,552,266            1,640,456
                                                          ---------           ---------             ---------            ---------
   Weighted average number of common
    and common equivalent shares                          9,235,535           9,292,110             9,235,535            7,118,036
                                                          =========           =========             =========            =========
            Fully diluted earnings per share                $.05               $.01                   $.07                 $---
            --------------------------------                ====               ====                   ====                 ====
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